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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.  20549




                                   FORM 8-K


                                CURRENT REPORT




                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




     Date of Report (Date of Earliest Event Reported):  April 22, 1998
                                                        ----------------



                     Illinois Superconductor Corporation
                ---------------------------------------------
              (Exact Name of Registrant as Specified in Charter




        Delaware                 0-22302                36-3688459
 ------------------------     --------------         ----------------
 (State of Jurisdiction        (Commission              (IRS Employer
    of incorporation)          File Number)          Identification No.




     451 Kingston Court, Mount Prospect, Illinois          60056
     --------------------------------------------          -----
       (Address of Principal Executive Offices)         (Zip Code)

       Registrant's telephone number, including area code (847) 391-9400










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Item 5.   Other Events.

            Stockholder Approval of Increase in Authorized Shares

        At a special meeting of stockholders of Illinois Superconductor Corporation (the "Company") held today, a proposal to increase the Company's authorized Common Stock from 15 million shares to 30 million shares was approved by holders of a substantial majority of its voting Common Stock. The newly authorized shares are intended to be used for general corporate purposes, including potential debt and/or equity financings.

        The Company is currently contemplating near-term financing proposals which involve the issuance of Common Stock or securities convertible into Common Stock at a fixed rate, but has not entered into any agreement with respect to such a financing. As reported in the Company's Form 10-K, filed with the Securities and Exchange Commission on March 31, 1998, the Company currently has resources to finance its business plan through the end of May 1998. If the Company is unable to secure adequate financing by early May, it will have to substantially reduce its operating activities in order to continue operations.




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                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Illinois Superconductor Corporation

Dated:  April 22, 1998          By:     /s/ EDWARD W. LAVES
                                        --------------------
                                        Edward W. Laves
                                        President and Chief Executive Officer




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